As filed with the Securities and Exchange Commission on November 19, 1999

                                                Registration No. 333-87433
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------


                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ----------------

                              SciQuest.com, Inc.
            (Exact Name of Registrant as Specified in its Charter)

        Delaware                     5199                    56-2127592
     (State or other           (Primary Standard          (I.R.S. Employer
     Jurisdiction of              Industrial           Identification Number)
    Incorporation or          Classification Code
      Organization)                 Number)

                               ----------------

                       5151 McCrimmon Parkway, Suite 208
                       Morrisville, North Carolina 27560
                                (919) 659-2100
              (Address, Including Zip Code and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                               ----------------

                               M. Scott Andrews
                     President and Chief Executive Officer
                              SciQuest.com, Inc.
                       5151 McCrimmon Parkway, Suite 208
                       Morrisville, North Carolina 27560
                                (919) 659-2100
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                               ----------------

                                  Copies to:

 Grant W. Collingsworth,    Fred D. Hutchison, Esq.   Alexander D. Lynch, Esq.
          Esq.              Helga L. Leftwich, Esq.     Babak Yaghmaie, Esq.
 James H. Sinnott, Esq.     Hutchison & Mason PLLC       Brobeck, Phleger &
    Morris, Manning &       3110 Edwards Mill Road          Harrison LLP
     Martin, L.L.P.                Suite 100             1633 Broadway, 47th
 1600 Atlanta Financial     Raleigh, North Carolina             Floor
         Center                      27612            New York, New York 10019
  3343 Peachtree Road,
          N.E.
 Atlanta, Georgia 30326

                               ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

   If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") please check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration Statement No. 333-87433

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


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                     CALCULATION OF REGISTRATION FEE
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
                                                 Proposed
                                                 Maximum
                                              Offering Price  Proposed Maximum
  Title of each Class of          Amount           Per       Aggregate Offering    Amount of
Securities to be Registered  Registered(1)(2)    Share(3)          Price*       Registration Fee
------------------------------------------------------------------------------------------------
 Common Stock, par value
  $0.001 per share......      345,000 shares      $16.00         $5,520,000          $1,535

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(1) Includes 45,000 shares subject to the underwriters' over-allotment option.

(2) Shares of Common Stock previously registered include 8,280,000 shares for which the registration fee has previously been paid.

(3) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.


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                               ----------------

   This Registration Statement is being filed with respect to the registration of additional shares of Common Stock, $0.001 per value, of SciQuest.com, Inc., a Delaware corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Company's earlier effective registration statement (Registration No. 333-87433) are incorporated in this Registration Statement by reference.

   The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina on the 19th day of November, 1999.

                                          SciQuest.com, Inc.

                                                  /s/ M. Scott Andrews
                                          By: _________________________________
                                                     M. Scott Andrews,
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ M. Scott Andrews            President, Chief Executive  November 19, 1999
______________________________________  Officer and Director
           M. Scott Andrews             (Principal Executive
                                        Officer)

                  *                    Vice President of Business  November 19, 1999
______________________________________  Development and Director
          Peyton C. Anderson

                  *                    Chief Financial Officer     November 19, 1999
______________________________________  (Principal Financial and
           James J. Scheuer             Accounting Officer)

                  *                    Director                    November 19, 1999
______________________________________
            Noel J. Fenton

                  *                    Director                    November 19, 1999
______________________________________
          Gautam A. Prakash

                  *                    Director                    November 19, 1999
______________________________________
            Alan J. Taetle

                  *                    Director                    November 19, 1999
______________________________________
            Bruce J. Boehm

                  *                    Director                    November 19, 1999
______________________________________
         Timothy T. Weglicki

       /s/ M. Scott Andrews
*By __________________________________
           M. Scott Andrews
           Attorney-in-Fact

                               EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------
  5.1    Opinion of Hutchison & Mason PLLC, counsel to the Registrant as to the legality of the shares being registered.

  23.1   Consent of PricewaterhouseCoopers LLP.

  23.2   Consent of Hutchison & Mason PLLC (included in Exhibit 5.1).

  24.1   Powers of Attorney (included in Exhibit 24.1 of Form S-1 Registration
         Statement of Registrant (Reg. No. 333-87433)).